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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2002 relating to the financial statements and financial statement schedule of Dreyer's Grand Ice Cream, Inc., which appears in Dreyer's Grand Ice Cream, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 29, 2001.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California
June 18, 2002